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                                                                    EXHIBIT 99.1

                CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER AND
                           PRINCIPAL FINANCIAL OFFICER
                       PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the Annual Report of Quovadx, Inc. (the "Company") on Form 10-K for the period ending December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned Chief Executive Officer and Chief Financial Officer of the Company, hereby certify, to the best of their knowledge and belief and pursuant to 18 U.S.C., Chapter 63,
Section 1350, as adopted pursuant to Section 906 of the Sarbanes--Oxley Act of 2002, that:

     (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


The foregoing Certification is incorporated solely for purposes of complying with the provisions of Section 906 of the Sarbanes-Oxley Act and is not intended to be used for any other purpose. A signed original of this written statement required by Section 906 has been provided to Quovadx, Inc. and will be retained by Quovadx, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

QUOVADX, INC.


/s/  LORINE R. SWEENEY
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Lorine R. Sweeney
President and Chief Executive Officer


/s/  GARY T. SCHERPING
-------------------------------------------
Gary T. Scherping
Executive Vice President and
Chief Financial Officer (Principal
Financial and Accounting Officer)